                                                                    Exhibit 99.1






                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

                                 BY AND BETWEEN

                             BOSTON PROPERTIES, INC.

                                       AND

                            THE HOLDERS NAMED HEREIN

                             Date: December 11, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                            Page
                                                                                            ----
1.   Certain Definitions.                                                                    1

2.   Lock-up Agreement.                                                                      3

3.   Registration.                                                                           4

4.   State Securities Laws.                                                                  7

5.   Expenses.                                                                               7

6.   Indemnification by the Company.                                                         7

7.   Covenants of Holders.                                                                   8

8.   Suspension of Registration Requirement: Restriction on Sales.                           9

9.   Rule 144.                                                                              11

10.  Additional Shares.                                                                     11

11.  Contribution.                                                                          11

12.  No Other Obligation to Register.                                                       12

13.  Amendments and Waivers.                                                                12

14.  Notices.                                                                               12

15.  Successors and Assigns.                                                                13

16.  Counterparts.                                                                          14

17.  Governing Law.                                                                         14

18.  Severability.                                                                          14

19.  Entire Agreement.                                                                      14

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                    -----------------------------------------

         This Registration Rights and Lock-Up Agreement (this "Agreement") is entered into as of December 11, 2000 by and among Boston Properties, Inc., a Delaware corporation (the "Company"), and certain limited partners of Boston Properties Limited Partnership, a Delaware limited partnership, who have executed a signature page to this Agreement (each a "Holder" and, collectively, the "Holders").

         WHEREAS, concurrently herewith the Holders are receiving Series Z Preferred Units of limited partner interest ("Series Z Preferred Units") in Boston Properties Limited Partnership (the "Operating Partnership"), which Series Z Preferred Units may be converted into or redeemed in exchange for, at a later date and subject to certain conditions set forth in the Limited Partnership Agreement of the Operating Partnership (the "OP Agreement"), for common units of limited partner interest ("Common Units") in the Operating Partnership, which Common Units may be exchanged, at a later date and subject to certain conditions set forth in the OP Agreement, for shares of common stock of the Company, $.01 par value ("Common Shares"), in all cases issued or to be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to that certain Contribution Agreement dated February 11, 2000 (the "Contribution Agreement"), between the Operating Partnership, the Holders and certain other parties; and

         WHEREAS, it is a condition precedent to the obligations of the Holders to consummate the transactions described in the Contribution Agreement that the Company provide the Holders with the registration rights set forth in Section 3 hereof.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Certain Definitions.

         As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

         "NASD" shall mean the National Association of Securities Dealers, Inc.
          ----

         "Person" shall mean an individual, partnership, corporation, trust, or
          ------
unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration
          ----------
Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such

Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Registrable Shares" (a) when used with respect to a Holder, shall mean
          ------------------
the Shares of such Holder, excluding (i) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been issued or disposed of under such Registration Statement, (ii) Shares sold pursuant to Rule 144 or (iii) Shares eligible for sale pursuant to Rule 144(k) (or any successor provision) and (b) when used without reference to a Holder, shall mean the Registrable Shares of all Holders.

         "Registration Expenses" shall mean any and all expenses incident to
          ---------------------
performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 5 hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a selling Holder, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Holder, all of which shall be borne by such Holder in all cases.

         "Registration Statement" shall mean any registration statement of the
          ----------------------
Company which covers or may cover the issuance or resale of any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "Rule 144" means Rule 144 under the Securities Act (or any successor
          --------
provision).

         "SEC" shall mean the Securities and Exchange Commission.
          ---

         "Shares"  (a) when used with respect to a Holder, shall mean any Common
          ------
Shares issuable to the Holder upon redemption or in exchange for Common Units held by such Holder, and (b) when used without reference to a Holder, shall mean the Shares of all Holders.

     2.  Lock-up Agreement.

         (a) Each Holder hereby agrees that, except as set forth in Section 2(b) below, from the date hereof until the later of (A) the second anniversary of the signing of the Contribution Agreement or (B) the first anniversary of the signing of this Agreement (the "Lock-up Period"), without the prior written consent of the Company, such Holder will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption or exchange of, or otherwise dispose of, directly or indirectly (collectively "Dispose of"), any Series Z Preferred Units (the "Lock-up").

         (b) Despite the Lock-up set forth in Section 2(a), (A) a Holder may Dispose of Series Z Preferred Units pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee, provided that such a pledgee agrees not to foreclose upon such Series Z Preferred Units until the date of the expiration of the Lock-up Period; and (B) after the first anniversary of the signing of this Agreement, then a Holder may Dispose of Units as follows:

                (i) a Holder that is an entity may Dispose of Units to one or more persons or entities who have an ownership interest in such Holder or to one or more other entities that are wholly owned and controlled, legally and beneficially, by such Holder or by one or more of the persons or entities who have an ownership interest in such Holder;

                (ii) a Holder that is a natural person may Dispose of Units to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which any such family member or such Holder retains the entire beneficial interest;

                (iii) a Holder that is a natural person may Dispose of Units, on his or her death, to such Holder's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution; and

                (iv) a Holder may Dispose of Units as a gift or other transfer without consideration;

provided, however, that in the case of any transfer of Units pursuant to this
Section 2(b), the transferee shall, at the request of the Company, provide an executed Investor Questionnaire and Subscription Agreement in the form attached to the Contribution Agreement as Exhibit D.

         In the event a Holder Disposes of Series Z Preferred Units described in this Section 2(b), such Series Z Preferred Units shall remain subject to this Agreement and, as a condition of the validity of such disposition, each transferee shall be required to execute and deliver a counterpart of this Agreement (except that a pledgee shall not be required to execute and deliver a counterpart of this Agreement until it forecloses upon such Series Z Preferred Units). Thereafter, such transferee shall be deemed to be a Holder for purposes of this Agreement.

     3.  Registration.

         (a)    Filing of Resale Shelf Registration Statement. Unless the
                ---------------------------------------------
Company has previously filed the Issuance Registration Statement (as defined in Section 3(b) below), subject to the conditions set forth in this Agreement, on a date that is no earlier than two weeks before the date of the expiration of the Lock-up Period (the "Lock-up Expiration Date") and no later than the Lock-up Expiration Date, the Company shall file a Registration Statement (the "Resale Registration Statement") under Rule 415 under the Securities Act relating to the offer and sale by the Holders of all of the Registrable Shares of the Holders in accordance with the terms hereof, and shall use all commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC by that date which is 75 days after the Lock-up Expiration Date. The Company agrees to use all commercially reasonable efforts to keep the Registration Statement, after its date of effectiveness, continuously effective with respect to the Registrable Shares of a particular Holder until the earlier of (a) the date on which such Holder no longer holds any Registrable Shares or (b) the date on which all of the Registrable Shares held by such Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision) (hereinafter referred to as the "Resale Shelf Registration Expiration Date"). The Company shall not be deemed to have used all commercially reasonable efforts to keep the Resale Shelf Registration Statement effective during the period from the date of the declaration of its effectiveness through the Resale Shelf Registration Expiration Date if the Company takes any action, or fails to take any action, that would result in the Resale Registration Statement not being available to the Holders with respect to their offer and sale of any of their Registrable Shares during such period, unless (i) such an action is required by applicable law (provided that, in no event shall the Company be relieved of its obligations under Section 3(e) below) or (ii) such action is made in compliance with the provisions of Section 8.

         (b)    Registration Statement Covering Issuance of Common Stock.  In
                --------------------------------------------------------
lieu of the registration rights set forth in Section 3(a) above, the Company may, in its sole discretion, on a date that is no earlier than two weeks before the Lock-up Expiration Date and no later than two weeks after the Lock-up Expiration Date, file a Registration Statement (the "Issuance Registration Statement") under Rule 415 under the Securities Act relating to the issuance to Holders of Shares upon the redemption of Common Units or in exchange for Common Units. In the event that the Company is unable to cause such Issuance Registration Statement to be declared effective by the SEC by the Lock-up Expiration Date, then in addition to such other rights of law or equity as each Holder may have, the rights of such Holder set forth in Section

3(a) shall be restored. Thereupon, the Company shall use all commercially reasonable efforts to cause such Issuance Registration Statement to be declared effective by the SEC for all Shares covered thereby. The Company agrees to use all commercially reasonable efforts to keep the Issuance Registration Statement continuously effective, with respect to the Shares of a particular Holder, until the date on which such Holder has redeemed or exchanged such Holder's Common Units for Shares (hereinafter referred to as the "Issuance Registration Expiration Date"). In the event that (except as otherwise permitted by Section
8) the Company is unable to keep such Issuance Registration Statement effective until the date on which all Holders have redeemed or exchanged such Holder's Common Units for Shares (the "Issuance Registration Expiration Date"), then in addition to such other rights at law or equity as each Holder may have, the rights of each Holder set forth in Section 3(a) above shall be restored. The Company shall not be deemed to have used all commercially reasonable efforts to keep the Issuance Registration Statement effective during the period from the date of the declaration of its effectiveness through the Issuance Registration Expiration Date if the Company takes any action, or fails to take any action, that would result in all Holders not receiving Shares registered under the Issuance Registration Statement upon redemption or exchange of their Common Units during such period, unless (i) such an action is required by applicable law (provided that, in no event shall the Company be relieved of its obligations under Section 3(e) below) or (ii) such action is made in compliance with the provisions of Section 8.

         (c)    Demand Registration. Subject to the conditions set forth in this
                -------------------
Agreement, at any time after the Resale Shelf Registration Expiration Date, and while any Registrable Shares are outstanding, the Company shall, at the written request of any Holder who is not eligible to sell its Registrable Shares pursuant to Rule 144(k) (or any successor provision), cause to be filed as soon as practicable after the date of such request by such Holder (but, in any event, within thirty (30) days after such request) a Registration Statement (the "Demand Registration Statement") under Rule 415 under the Securities Act relating to the sale by the Holder of all of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use all commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company may, in its sole discretion, elect to file the Demand Registration Statement before receipt of notice from any Holder. The Company agrees to use all commercially reasonable efforts to keep the Registration Statement continuously effective, after its date of effectiveness, until the date on which such Holder no longer holds any Registrable Shares (the "Demand Registration Expiration Date"). The Company shall not be deemed to have used all commercially reasonable efforts to keep the Demand Registration Statement effective during the period from the date of the declaration of its effectiveness through the Demand Registration Expiration Date if the Company takes any action, or fails to take any action, that would result in the Demand Registration Statement not being available to the Holders with respect to their offer and sale of any of their Registrable Shares during such period unless (i) such an action is required by applicable law (provided that, in no event shall the Company be relieved of its obligations under Section 3(e) below) or (ii) such action is made in compliance with the provisions of Section 8.

      (d) Notification and Distribution of Materials. The Company shall notify
          ------------------------------------------
each Holder of the effectiveness of any Registration Statement (or any post-effective amendment thereto) applicable to the Shares of such Holder and shall furnish to each such Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as such Holder may reasonably request in order to facilitate its sale of the Shares in the manner described in the Registration Statement.

      (e) Amendments and Supplements. The Company shall prepare and file with
          --------------------------
the SEC from time to time such amendments and supplements to any Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and shall take all other action to assure that the Registration Statement (and all reports and other documents incorporated by reference therein) comply with the provisions of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the disposition of all the Shares until the earlier of (a) such time as all of the Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holder or issuance by the Company as set forth in the Registration Statement or (b) the date on which the Registration Statement ceases to be required to be effective in accordance with the terms of this
Section 3. Promptly, but in any event upon twenty (20) days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or such Holder's ownership interests in Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted prior to the effectiveness of the Resale Shelf Registration Statement or the Issuance Registration Statement, as applicable.

      (f) Notice of Certain Events. The Company shall promptly notify each
          ------------------------
Holder of, and confirm in writing, (i) the filing of any Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment; (ii) the issuance by the SEC of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceedings for such purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose.

      At any time when a Prospectus relating to any Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify each Holder of the happening of any event or the existence of any state of facts as a result of which the Registration Statement or the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in case of the Prospectus, in light of the circumstances under which they were made) not misleading. In such event, the Company shall promptly prepare and furnish to each applicable Holder such number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

     4.  State Securities Laws.

         Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use all commercially reasonable efforts to cause such filings to become effective and shall take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use all commercially reasonable efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder or underwriter as set forth in the Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be required to be kept effective.

     5.  Expenses.

         The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, except that each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it.

     6.  Indemnification by the Company.

         The Company agrees to indemnify each of the Holders and their respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any Registration Statement or Prospectus (or any report or other document incorporated therein by reference), or upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any Prospectus (or any report or other document incorporated therein by reference), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished to the Company by the Holders in writing expressly for use in connection with the Registration Statement or the Prospectus contained therein by such Indemnitee.

     7.  Covenants of Holders.

         Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement (other than an Issuance Registration Statement) to any purchaser of the shares covered by such Registration Statement from the Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding the Holder, its plan of distribution or its ownership interests, which was furnished to the Company by the Holder expressly for use therein unless such statement or omission was corrected in writing to the Company not less than three (3) business days prior to the date of the final prospectus (as supplemented or amended, as the case may be) or (ii) the failure by the Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company. The liability of the Holders under the preceding indemnity shall be several and not joint (and shall be subject to the limits set forth in Section 11 hereof).

     8.  Suspension of Registration Requirement; Restriction on Sales.

         (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder's Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment

         (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to file or to cause a Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Registration Statement shall be suspended, for one or more periods not to exceed in the aggregate the period described in Subsection 8(e) below, in the event of pending negotiations
             ---------------
relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona
                                                                            ----
fide business purpose for preserving confidentiality or which renders the
----
Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event," and any time period during which there is such a Suspension Event being referred to as a "Suspension Period"), in each case if any of the foregoing would make it impractical or inadvisable to cause the Registration Statement or such filings to be filed or to become effective or to amend or supplement the Registration Statement, provided that such suspension shall continue only for so long as the applicable Suspension Event is continuing. The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer of the Company stating that a Suspension Event has occurred and is continuing.

         (c) Subject to the terms of Subsection 8(e) below, each Holder of
                                     ---------------
Registrable Shares
agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering registered under the Securities Act or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering due to the underwriters' concerns that sales of Registrable Shares would adversely affect the pricing or practicality of such underwritten offering (each, a "Company Offering"), not to effect any public sale or distribution of any of the Shares owned by such Holder during the period (the "Offering Blackout Period") beginning upon receipt by such Holder of written notice from the Company, but in any event no earlier than the fifteenth (15th) day preceding the date of pricing of such Company Offering, and ending on the earlier to occur of:

        (i)    sixty (60) days after the closing date of such Company Offering;

        (ii) three (3) business days after the date on which the closing price of the class of equity securities sold by the Company in such Company Offering shall have averaged for a period of twenty
               (20) consecutive trading days at least one-hundred-fifteen percent (115%) of the gross price to the public of such security in such Company Offering;

        (iii) the date on which, under the terms of an underwriters' lock-up or similar agreement, the Company may begin to effect any public sale or distribution of any of its securities following any such underwritten Company Offering; or

        (iv) the date the Company or managing underwriter or underwriters withdraws such request in writing.


        (d)    Subject to the terms of Subsection 8(e) below, each Holder agrees
                                       ---------------
that, following the effectiveness of any Registration Statement relating to Registrable Shares of such Holder, such Holder will not effect any sales of the Shares pursuant to the Registration Statement or any filings with any state Securities Commission at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. During such period, the Company will not be obligated to effect redemptions of Common Units under an Issuance Registration Statement. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Event shall no longer be so suspended, following further notice to such effect from the Company, which notice shall be given by the Company not later than one (1) business day after the conclusion of any such Suspension Event.

         (e) Notwithstanding anything herein to the contrary, the Company covenants and agrees that (i) the Company's rights to suspend its obligation under this Agreement to file and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (ii) the Holders' obligation to suspend public sales of Shares during one or more Offering Blackout Periods and (iii) the Holders' obligations to suspend sales of Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not cause the Holders to be required to suspend sales of Shares or relieve the Company of its obligation to file and maintain the effectiveness of a Registration Statement (A) for longer than one hundred twenty (120) days in the aggregate during any period of twelve
(12) consecutive months or (B) unless the Company exercises its rights to require the suspension of sales of Common Shares with respect to other holders of Common Units or Common Shares who are parties to registration rights agreements similar to this Agreement to the extent permitted by such agreements and also instructs its two most senior executive officers that they must suspend sales of Common Shares for the same period of time.

     9.  Rule 144.

         The Company shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder; and it shall take such further action as each Holder of Registrable Shares may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Holder of Registrable Shares, deliver to such Holder a written statement as to whether it has complied with such requirements.


     10. Additional Shares.

         The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Shares of the Company or any Common Shares of the Company owned by any other shareholder or shareholders of the Company.

     11. Contribution.

         (a) If the indemnification provided for in Sections 6 and 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6 or 7 hereof had been available under the circumstances.

         (b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         (c) Notwithstanding the provisions of Section 7 or this Section 11, no Holder shall be required to pay by way of indemnification, contribution or otherwise any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.


     12. No Other Obligation to Register.

         Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

     13. Amendments and Waivers.

         The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and Holders holding in excess of two-thirds of the aggregate of all Shares, Common Units and Series Z Preferred Units held by Holders.

     14. Notices.

         Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(f) or
Section 7, a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

                If to the Company:   Boston Properties, Inc.
                                     Four Embarcadero Center, Suite 2600
                                     San Francisco, CA 94111
                                     Attn: Mr. Robert Pester
                                     Telecopy: (415) 772-0665


                with a copy to:      Boston Properties, Inc.
                                     800 Boylston Street, Suite 400
                                     Boston, MA 02199-8001
                                     Attn: William J. Wedge, Esq.
                                     Telecopy: (617) 536-4233

                and with a copy to:  Allen, Matkins, Leck, Gamble & Mallory LLP
                                     1999 Avenue of the Stars, Suite 1800
                                     Los Angeles, CA 90067-6050
                                     Attn: Anton N. Natsis, Esq.
                                     Telecopy: (310) 788-2410

                If to the Holders, to the addresses for notices set forth in the Contribution Agreement.

In addition to the manner of notice permitted above, notices given pursuant to Sections 3, 8 and 9 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     15. Successors and Assigns.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder; provided, that any Holder may assign its rights hereunder to any person to whom such Holder may Dispose of Series Z Preferred Units pursuant to
Section 2(b) hereof, including any pledgee, or to any person to whom a Holder disposes of Shares in a manner that would be a permitted disposition of Series Z Preferred Units under Section 2 (b).

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

     16. Counterparts.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     18. Severability.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     19. Entire Agreement.

         This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             BOSTON PROPERTIES, INC.



                             By: /s/ Bob Pester
                                 Name: Bob Pester
                                 Title: Senior Vice President and Regional
                                 Manager



                             HOLDERS


                             VINE STREET PROPERTIES I



                             By: /s/ Richard A. Cristina
                                 Name:  Richard A. Cristina
                                 Title: General Partner



                             VINE STREET PROPERTIES II



                             By: /s/ Richard A. Cristina
                                 Name:  Richard A. Cristina
                                 Title: General Partner

                                       15